EXHIBIT 5.1

                        [DORSEY & WHITNEY LLP LETTERHEAD]

                                February 11, 1998

Enzon, Inc.
20 Kingsbridge Road
Piscataway, New Jersey 08854

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion with respect to the registration by Enzon, Inc. (the "Registrant") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 150,000 shares of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), issuable upon the exercise of outstanding warrants (the "Warrants").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Registrant and certificates or public officials and have not independently verified such facts.

     Based upon the foregoing, it is our opinion that the Common Stock issuable upon the proper exercise of the Warrants will be validly issued, fully paid and non-assessable when issued in accordance with the terms of such Warrants.

     We express no opinion as to the laws of any jurisdiction other than the State of New York and the United States of America. Insofar as the foregoing opinion relates to matters that would be controlled by the substantive laws of any jurisdiction other than the United States of America or the State of New York, we have assumed that the substantive laws of such jurisdiction conform in all respects to the internal laws of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement relating to the registration of 150,000 shares of Common Stock.

                                        Very truly yours,

                                        DORSEY & WHITNEY LLP

                                        By:  /s/KEVIN T. COLLINS
                                             -----------------------------
                                             Kevin T. Collins
                                             A Partner


                                      E-2